Exhibit 23.2

Consent

To: Ivanhoe Electric Inc. (the “Company”)

Re: Current Report on Form 8-K and the Registration Statements on Form S-3 (File No. 333-295464, 333-269029 and 333-280018) and Form S-8 (File Nos. 333-274241, 333-269490, 333-266227, 333-277101 and 333-284755) (collectively, the “Registration Statements”) of the Company.

Worley Group Inc. is the authoring firm only for the portions of the technical report summary titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona,” dated September 23, 2026, relating to the Santa Cruz Project, that were prepared by, supervised by, or reviewed and approved by Worley Group Inc. in accordance with Subpart 1300 of Regulation S-K and Item 601(b)(96) of Regulation S-K (the “Technical Report Summary”).

Worley Group Inc. understands that the Company wishes to refer to Worley Group Inc. and the Technical Report Summary in the Company’s Current Report on Form 8-K dated the date hereof (the “Form 8-K”) and to incorporate those references into the Registration Statements identified above. Worley Group Inc. has reviewed only the disclosure in the Form 8-K that refers to Worley Group Inc. or to the portions of the Technical Report Summary for which Worley Group Inc. is responsible.

Accordingly, Worley Group Inc. consents to:

•	references to Worley Group Inc. in the Form 8-K solely in connection with the portions of the Technical Report Summary for which Worley Group Inc. is responsible;

•	filing and use of the Technical Report Summary as an exhibit to the Form 8-K;

•	inclusion in the Form 8-K of extracts or summaries from those portions; and

•	incorporation by reference of the foregoing into the Registration Statements identified above.

Nothing in this consent expands Worley Group Inc.’s responsibility beyond the portions of the Technical Report Summary prepared by, supervised by, or reviewed and approved by Worley Group Inc.

Worley Group Inc. assumes no responsibility for any other disclosure in the Form 8-K or Registration Statements and has no obligation to update, revise, or supplement this consent or the Technical Report Summary after the date hereof.

Dated: September 23, 2026

By:	/s/ Worley Group Inc.
Worley Group Inc.